Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:
Kellie McCrory
MCA Group
214-478-5469
kellie@mcaprgroup.com

American Hospitality Properties REIT Declares

Special Common Stock Dividend

DALLAS, Texas (November 3, 2021) American Hospitality Properties REIT, Inc. announced that the Company’s board of directors declared a special cash dividend of $0.20 per share of its common stock. The dividend is payable on December 15, 2021, to stockholders of record on November 30, 2021.

W.L “Perch” Nelson, Chairman and Chief Executive Officer of American Hospitality REIT, noted, “This dividend is intended to provide our stockholders with an initial return on their investment while we continue to raise capital that we expect to use to acquire hospitality assets.”

For additional information, please contact Audrey Kamin, Senior Vice President, Distribution, National Accounts Manager at 858.243.3977 or visit www.phoenixamericanhospitality.com

About American Hospitality Properties REIT

American Hospitality Properties REIT, Inc. was formed to invest in limited and upscale select service hotels in the United States. Substantially all of the Company’s assets will be held by, and substantially all of the Company’s operations will be conducted through, its operating partnership, of which the Company is the sole general partner. The Company intends to qualify as a REIT for U.S. federal income tax purposes beginning with its taxable year ending December 31, 2020.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the caption “Risk Factors” in the Company’s Offering Statement on Form 1-A filed with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.